Exhibit 4.1

CONTINGENT VALUE RIGHTS AGREEMENT

by and between

AKORN, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Dated as of April 1, 2020

i

	ARTICLE 10
	SUBORDINATION

Section 10.1.	Agreement to Subordinate	30
Section 10.2.	Liquidation; Dissolution; Bankruptcy	30
Section 10.3.	Default on Senior Obligations	30
Section 10.4.	When Distribution Must Be Paid Over	30
Section 10.5.	Notice by Company	31
Section 10.6.	Subordination Effective Notwithstanding Deficiencies with Respect to Senior Obligations; Waiver of Right to Contest Senior Obligation; Reinstatement of Subordination Provisions	31
Section 10.7.	Relative Rights	31
Section 10.8.	Subordination May Not Be Impaired by Company	32
Section 10.9.	Distribution or Notice to Representative	32
Section 10.10.	Rights of the Trustee	32
Section 10.11.	Authorization to Effect Subordination	32

Annex A	Example Calculations of EBITDA, Excess EBITDA and Annual Payment
Annex B	Form of Global Security

Note: This table of contents shall not, for any purpose, be deemed to be a part of this CVR Agreement.

Reconciliation and tie between Trust Indenture Act of 1939 and

Contingent Value Rights Agreement, dated as of April 1, 2020

Trust Indenture Act Section		Agreement Section
Section 310	(a)(1)	4.9
	(a)(2)	4.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	4.9
	(b)	4.8, 4.10
	(c)	Not Applicable
Section 311	(a)	4.13
	(b)	4.13
	(c)	Not Applicable
Section 312	(a)	5.1, 5.2(a)
	(b)	5.2(b)
	(c)	5.2(c)
Section 313	(a)	5.3(a)
	(b)	5.3(a)
	(c)	5.3(a), 8.11
	(d)	5.3(b)
Section 314	(a)	5.4
	(b)	Not Applicable
	(c)(1)	1.2(a)
	(c)(2)	1.2(a)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2(b)
	(f)	Not Applicable
Section 315	(a)	4.1(a), 4.1(b)
	(b)	8.11
	(c)	4.1(a)
	(d)	4.1(c)
	(d)(1)	4.1(a), 4.1(b)
	(d)(2)	4.1(c)(ii)
	(d)(3)	4.1(c)(iii)
	(e)	8.12
Section 316	(a)(last sentence)	1.1 (Definition of “Outstanding”)
	(a)(1)(A)	8.9
	(a)(1)(B)	8.10
	(a)(2)	Not Applicable
	(b)	8.7
	(c)	1.4(a)
Section 317	(a)(1)	8.2
	(a)(2)	8.2
	(b)	7.3
Section 318	(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this CVR Agreement.

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of April 1, 2020 (this “CVR Agreement”), by and between Akorn, Inc., a Louisiana corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee”), in favor of each person who from time to time holds one or more Contingent Value Rights (the “Securities” or “CVRs”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

WITNESSETH:

WHEREAS, this CVR Agreement is entered into in accordance with to the Stipulation and Agreement of Settlement, dated as of August 9, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Settlement Stipulation”), by and among the Company, Gabelli & Co. Investment Advisors, Inc. and Gabelli Funds, LLC (together, the “Lead Plaintiffs”), on behalf of the Settlement Class (together with the Lead Plaintiffs, the “Plaintiffs”), and the Individual Defendants in the matter In re Akorn, Inc. Data Integrity Securities Litigation, C.A. No. 18-cv-173 (N.D. Ill.) (the “Securities Litigation”);

WHEREAS, as part of the consideration for the Settlement and the release of the Settled Claims, the Company has agreed to issue to the Plaintiffs the CVRs, which shall be issued pursuant to the terms of this CVR Agreement and in accordance with the Settlement Stipulation; and

WHEREAS, the CVRs shall be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) of the Securities Act, which exemption was perfected in the Order and Final Judgment entered by the Court on March 13, 2020 in the Securities Litigation.

NOW, THEREFORE, in consideration of the foregoing premises and the final resolution of the Settled Claims contemplated by the Settlement Stipulation, it is covenanted and agreed, for the equal and proportionate benefit of all Holders (as defined below) of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions. For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(b)  all accounting terms used herein and not expressly defined herein shall, except as otherwise noted, have the meanings assigned to such terms in accordance with applicable Accounting Standards, where “Accounting Standards” means (A) GAAP (as defined below); or (B) to the extent that the Company adopts International Financial Reporting Standards (IFRS), then “Accounting Standards” means International Financial Reporting Standards (IFRS), in either case consistently applied;

(c)  all capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Settlement Stipulation;

(d)  all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the respective meanings assigned to them therein;

(e)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision;

(f)  whenever the words “include”, “includes” or “including” are used in this CVR Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import;

(g)  references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time; and

(h)  all references to “$” or “dollar” refer to United States dollars.

“Act” shall have the meaning set forth in Section 1.4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Payment” means, with respect to any Excess EBITDA Measuring Period for any CVR that is Outstanding as of the applicable Annual Payment Record Date, an amount equal to the lesser of (a) (i) thirty-three and one third percent (33.3%) of the Excess EBITDA for such Excess EBITDA Measuring Period divided by (ii) the Initial Settlement CVR Amount, and (b) the Annual Payment Cap; provided that if the making of such Annual Payment would cause the cumulative amount of Annual Payments commencing from the date of this CVR Agreement (inclusive of such Annual Payment) with respect to such Outstanding CVR to exceed the Total Payment Cap with respect to such Outstanding CVR, then such Annual Payment will be reduced by an amount equal to such excess amount. Example calculations of Annual Payments are set forth on Annex A.

“Annual Payment Cap” means, with respect to each CVR that is Outstanding as of the applicable Annual Payment Record Date, an amount equal to (a) twelve million dollars ($12,000,000) divided by (b) the Initial Settlement CVR Amount.

“Annual Payment Date” means, with respect to any Annual Payment, the date that is selected by the Company, which date shall be no later than sixty (60) days following the date on which the Company files its annual report on Form 10-K setting forth the line items comprising EBITDA for the applicable Excess EBITDA Measuring Period.

“Annual Payment Record Date” shall have the meaning set forth in Section 3.1(c)(i).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Claim” means, with respect to each CVR that is Outstanding as of the Bankruptcy Claim Date, a general unsecured claim on behalf of the Holder of such Outstanding CVR in an amount equal to (a) thirty million dollars ($30,000,000) divided by (b) the Initial Settlement CVR Amount, in any case commenced under the Bankruptcy Code (i) by the Company or (ii) involuntarily against the Company in which an order for relief has been entered by the bankruptcy court against the Company, which claim shall be expressly subordinated in such case to the claims of holders of Senior Obligations in accordance with Article 10 hereof.

“Bankruptcy Claim Date” shall mean (a) in the case of a case commenced by the Company under the Bankruptcy Code, the date of the filing by the Company of a petition in respect thereof, and (b) in the case of a case commenced involuntarily against the Company, the date on which an order for relief has been entered in such case by the bankruptcy court against the Company.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).

“Board of Directors” means the board of directors of the Company or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors.

“Business Day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by Law or executive order to close and, if the CVRs are listed on a national securities exchange, electronic trading network or other suitable trading platform, such exchange, electronic network or other trading platform is open for trading.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person of equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company, other than any transaction, including any consolidation or merger, pursuant to which the voting stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for voting stock of a transferee entity constituting more than fifty percent (50%) of such voting stock of such surviving or transferee entity (immediately after giving effect to such issuance).

“Change in Control Payment” means, with respect to each CVR that is Outstanding as of the Change in Control Payment Record Date, an amount equal to (a) thirty million dollars ($30,000,000) divided by (b) the Initial Settlement CVR Amount; provided that the Company shall not make the Change in Control Payment with respect to any Outstanding CVR unless, after giving effect to all Change in Control Payments, the Senior Obligations and any other debt for borrowed money of the Company and its Subsidiaries (and accrued interest in respect thereof) shall have been satisfied in full in cash.

“Change in Control Payment Date” means, with respect to the Change in Control Payment, the date that is selected by the Company or its successor in accordance with Article 9 hereof that is no later than sixty (60) days following the date of the consummation of the Change in Control.

“Change in Control Payment Record Date” shall have the meaning set forth in Section 3.1(c)(ii).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this CVR Agreement and its permitted successors and assigns. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317, inclusive, to the extent that they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the chief executive officer, any president or vice president, the secretary or any assistant secretary or any other individual duly authorized to act on behalf of the Company for such purpose, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at 6201 15th Avenue, Brooklyn, New York 11219.

“CVRs” shall have the meaning set forth in the Preamble of this CVR Agreement.

“CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

“CVR Payment” means any Annual Payment and any Change in Control Payment.

“Depositary” shall have the meaning set forth in Section 3.2.

“Direct Registration Securities” means Securities, the ownership of which is recorded on the Direct Registration System. The terms “deliver,” “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel,” when used with respect to Direct Registration Securities, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by the Security Registrar and utilized by the Security Registrar pursuant to which the Security Registrar may record the ownership of CVRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Security Registrar to the Holders entitled thereto.

“EBITDA” means, with respect to any Excess EBITDA Measuring Period, the Company’s consolidated net income (loss) (a) plus interest expense, net (or minus interest income, net, to the extent applicable) (b) plus income tax provision (or minus income tax benefit, to the extent applicable) (c) plus depreciation expense (d) plus amortization expense, in each case as determined with respect to such Excess EBITDA Measuring Period and reported in the Company’s annual report on Form 10-K with respect to such Excess EBITDA Measuring Period. Example calculations of EBITDA are set forth on Annex A.

“Event of Default” shall have the meaning set forth in Section 8.1 of this CVR Agreement.

“Excess EBITDA” means, with respect to any Excess EBITDA Measuring Period, an amount equal to the excess, if any, of (a) EBITDA for such Excess EBITDA Measuring Period over (b) (i) the sum of (x) Net Debt as of the last day of such Excess EBITDA Measuring Period and (y) one hundred million dollars ($100,000,000) divided by (ii) 3.0. Example calculations of Excess EBITDA are set forth on Annex A.

“Excess EBITDA Measuring Period” means the twelve (12) month period beginning on the first day of each fiscal year of the Company during the term of this CVR Agreement and ending on the last day of each fiscal year of the Company during the term of this CVR Agreement; provided that the first Excess EBITDA Measuring Period shall begin on January 1, 2019 and end on December 31, 2019.

“Excess EBITDA Statement” means, with respect to each Excess EBITDA Measuring Period, the written statement of the Company setting forth the Annual Payments, if any, due with respect to each CVR that is Outstanding as of the applicable Annual Payment Record Date, if any, in respect of the applicable Excess EBITDA Measuring Period in accordance with this CVR Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Global Securities” means global securities in registered form, substantially in the form set forth in Annex B.

“Governmental Entity” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Settlement CVR Amount” shall have the meaning set forth in Section 3.1(a).

“Junior Obligations” shall have the meaning set forth in Section 10.1.

“Law” means any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Entity.

“Majority Holders” means, at the time of determination, Holders of at least a majority of the Outstanding CVRs.

“Net Debt” means, with respect to any Excess EBITDA Measuring Period, an amount equal to (a) the Company’s total short-term and long-term debt plus (b) the Company’s deferred financing costs minus (c) the Company’s unrestricted cash and cash equivalents, in each case as of the last day of such Excess EBITDA Measuring Period and reported in the Company’s annual report on Form 10-K with respect to such Excess EBITDA Measuring Period.

“Officer’s Certificate”, when used with respect to the Company, means a certificate signed by the chief executive officer, any president or vice president, the secretary or any assistant secretary or any other individual authorized to act on behalf of the Company delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, which may be counsel for the Company.

“Outstanding”, when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this CVR Agreement, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and (ii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this CVR Agreement; provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Party” shall mean the Trustee and the Company, as applicable.

“Paying Agent” means any Person authorized by the Company to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Company.

“Payment Date” means any Annual Payment Date and the Change in Control Payment Date, if applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Governmental Entity, including, in each case, such Person’s permitted successors and assigns.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” shall have the meaning set forth in the Preamble of this CVR Agreement.

“Securities Act” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Security Register” shall have the meaning set forth in Section 3.4(a).

“Security Registrar” shall have the meaning set forth in Section 3.4(a).

“Senior Obligations” means any existing or future obligations of the Company and its Subsidiaries, including the principal of, premium (if any), interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Law) on, and all other amounts owing thereon, with respect to or as evidenced by (i) borrowed money, (ii) notes, debentures, bonds or other similar debt instruments, (iii) the net obligations owed under interest rate swaps or similar agreements or currency exchange transactions, (iv) reimbursement obligations in respect of letters of credit and similar obligations, (v) the deferred purchase price of property or services and conditional sale agreements, (vi) capital leases or (vii) guarantees in respect of obligations referred to in clauses (i) through (vi) above; unless, in any case, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligations are pari passu to or subordinate in right of payment to the Securities.

Notwithstanding the foregoing, “Senior Obligations” shall not include:

(A)	Junior Obligations;

(B)	trade debt incurred in the ordinary course of business;

(C)	any intercompany indebtedness between the Company and any of its Subsidiaries;

(D)	indebtedness or other obligations of the Company that by its terms ranks equal or junior in right of payment to the Junior Obligations;

(E)	indebtedness of the Company that, by operation of Law, is subordinate to any general unsecured obligations of the Company; or

(F)	indebtedness evidenced by any guarantee of indebtedness ranking equal or junior in right of payment to the Junior Obligations.

For the avoidance of doubt, all “Secured Obligations” under (and as defined in) that certain Loan Agreement, dated as of April 17, 2014, among the Company, the other loan parties party thereto, the other lenders party thereto and the administrative agent party thereto shall constitute “Senior Obligations” for the purposes hereof.

“Series A Contingent Value Rights” shall have the meaning set forth in Section 3.1(b).

“Settlement Stipulation” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of Voting Securities is at the time owned or controlled, directly or indirectly, by: (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Tax” means any federal, state, local or foreign income, profits, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, sales, social security, unemployment, disability, use, property, withholding, excise, transfer, registration, production, value added, alternative minimum, occupancy, estimated or any other tax of any kind whatsoever, together with any interest, penalty or addition thereto, imposed by any Governmental Entity responsible for the imposition of any such tax, whether disputed or not.

“Tax Return” means any return, report, declaration, claim or other statement (including attached schedules) relating to Taxes.

“Termination Date” shall have the meaning set forth in Section 1.16.

“Total Payment Cap” means, with respect to each CVR, an amount equal to (a) sixty million dollars ($60,000,000) divided by (b) the Initial Settlement CVR Amount.

“Total Payment Cap Date” means the Payment Date on which the cumulative Annual Payments (inclusive of any Annual Payments to be made on such Payment Date) that the Company has paid, or caused to be paid or deposited with, the Trustee in accordance with Section 3.1 with respect to each CVR Outstanding as of the applicable Annual Payment Record Date equals the Total Payment Cap.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this CVR Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Securities” means securities or other interests having voting power or the right to elect or appoint a majority of the directors, or any Persons performing similar functions, irrespective of whether or not stock or other interests of any other class or classes shall have or might have voting power or any right by reason of the happening of any contingency.

Section 1.2. Certificates and Opinions.

(a)  Upon any application or request by the Company to the Trustee to take any action under any provision of this CVR Agreement, the Company shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this CVR Agreement relating to the proposed action have been satisfied, and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel, all such conditions precedent, if any, have been satisfied, except that, in the case of any such application or request as to which the furnishing of any one of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)  Every certificate or opinion with respect to satisfaction of a condition or compliance with a covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied or covenant has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.

(a)  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)  Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company.

(c)  Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company.

(d)  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4. Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent (including any consent obtained in connection with a tender offer or exchange for, or purchase of, the CVRs), waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement. If not previously set by the Company, (i) the record date for determining the Holders entitled to vote at a meeting of the Holders shall be the date preceding the date notice of such meeting is mailed or otherwise delivered to the Holders, or if notice is not given, on the day next preceding the day such meeting is held, and (ii) the record date for determining the Holders entitled to consent to any action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If a record date is fixed, those Persons who were Holders of the Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

(c)  The ownership of Securities shall be proved by the Security Register. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

(d)  At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the Securities specified in this CVR Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent (including any consent obtained in connection with a tender offer or exchange for, or purchase of, the CVRs), waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with:

(a)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, filed or otherwise delivered, in writing, to or with the Trustee at its Corporate Trust Office; or

(b)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid to the Company addressed to it at:

Akorn, Inc.
1925 West Field Court, Suite 300
Lake Forest, Illinois 60045
Attn:	Joseph Bonaccorsi, General Counsel
Email:	joe.bonaccorsi@akorn.com

with copies to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attn:	Paul H. Zumbro
Nicholas A. Dorsey
Email:	pzumbro@cravath.com
ndorsey@cravath.com

or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6. Notice to Holders; Waiver.

(a)  Except as otherwise expressly stated in this CVR Agreement, where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent by electronic transmission in accordance with the Applicable Procedures or in writing and mailed, first-class postage prepaid, or otherwise delivered to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or otherwise delivered, neither the failure to mail or otherwise deliver such notice, nor any defect in any notice so mailed or otherwise delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail or otherwise deliver notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this CVR Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9. Benefits of Agreement. Nothing in this CVR Agreement or in the Securities, express or implied, shall give to any Person (other than the Parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Parties hereto and their successors, any Paying Agent and of the Holders.

Section 1.10. Governing Law; Waiver of Jury. (a)  THIS CVR AGREEMENT AND ALL SUITS, ACTIONS, PROCEEDINGS, CLAIMS AND CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) BASED UPON, ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY, THE TRUSTEE AND, to the fullest extent permitted by applicable law, EACH OF THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE (except as set forth in the final sentence of this section 1.10) JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION, PROCEEDING, CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT) BASED UPON, ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT OR THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE TRUSTEE AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK FOR SUCH PERSONS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH SERVICE OF PROCESS, THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. For the avoidance of doubt, as provided in paragraph 65 of the SETTLEMENT Stipulation, the United States District Court for the Northern District of Illinois shall retain exclusive jurisdiction over disputes arising out of the initial distribution of CVRs from the Net Settlement Fund to Plaintiffs and any other disputes arising out of the Plan of Allocation.

(b)  EACH OF THE COMPANY, THE TRUSTEE AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT OR THE SECURITIES.

Section 1.11. Legal Holidays. If a Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on such Payment Date.

Section 1.12. Separability Clause. If any provision in this CVR Agreement or in the CVRs shall be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.13. No Recourse Against Others. A director, officer, employee, agent or representative of the Company or any Affiliate of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this CVR Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability and all such claims. The waiver and release are part of the consideration for the issue of the Securities.

Section 1.14. Counterparts. This CVR Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement.

Section 1.15. Acceptance of Trust. American Stock Transfer & Trust Company, LLC, the Trustee named herein, hereby accepts the trusts in this CVR Agreement declared and provided, upon the terms and conditions set forth herein.

Section 1.16. Termination. This CVR Agreement will, automatically and without any further action of any Party, terminate and be of no force or effect and shall be satisfied and discharged, and the Parties hereto shall have no liability or obligations hereunder, at the earliest to occur of (a) the consummation of a Change in Control; provided that, if a Change in Control Payment is due and payable pursuant to the terms of this CVR Agreement, then upon the making of such payment on the Change in Control Payment Date, (b) the Bankruptcy Claim Date (upon the receipt of the Bankruptcy Claim), (c) the Total Payment Cap Date and (d) the Annual Payment Date with respect to the Excess EBITDA Measuring Period ending on December 31, 2023; provided that, in the case of clause (d), if the cumulative Annual Payments that the Company has paid to, or caused to be paid or deposited with, the Trustee in accordance with Section 3.1 as of such Annual Payment Date (after giving effect to any Annual Payment to be made on such date) is less than the Total Payment Cap, then such date shall be extended to the Annual Payment Date with respect to the Excess EBITDA Measuring Period ending on December 31, 2025 (the earliest of such dates, the “Termination Date”); provided, however, that Sections 1.5 through 1.10, 1.12, 1.13, this Section 1.16, 4.7, 7.2, 7.5, 8.2, Article 10 and Section 1.1 (to the extent related to the foregoing) shall survive termination of this CVR Agreement in accordance with their terms.

Section 1.17. Certain Purchases and Sales. Nothing contained herein shall prohibit the Company or any of its Subsidiaries or Affiliates from acquiring in open market transactions, private transactions or otherwise, any Securities.

ARTICLE 2
SECURITY FORMS

Section 2.1. Forms Generally.

(a)  (i)  The Global Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Annex B, attached hereto and incorporated herein by reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this CVR Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by Law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Global Securities, as evidenced by their execution of the Global Securities. Any portion of the text of any Global Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Global Security.

(ii)  The Global Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Global Securities, as evidenced by their execution of such Global Securities.

(b)  The Direct Registration Securities shall be uncertificated and shall be evidenced by the Direct Registration System maintained by the Security Registrar.

ARTICLE 3
THE SECURITIES

Section 3.1. Title and Terms.

(a)  The aggregate number of CVRs which may be authenticated, as applicable, and delivered under this CVR Agreement is limited to a number equal to 6,713,905 (such amount, the “Initial Settlement CVR Amount”), except for Securities authenticated, as applicable, and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5 or 6.6.

(b)  The Securities shall be known and designated as the “Series A Contingent Value Rights” of the Company.

(c)  Subject to the limitations set forth in Article 10:

(i)  on each Annual Payment Date, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee (so designated in writing at least two (2) Business Days prior to the applicable Annual Payment Date), an amount equal to the aggregate Annual Payment due, if any, in respect of the CVRs that are Outstanding as of the close of business in New York City, three (3) Business Days prior to such Annual Payment Date (the “Annual Payment Record Date”) for the Excess EBITDA Measuring Period ended immediately preceding such Annual Payment Date, and the Trustee shall pay to each Holder of record of the CVRs as of the Annual Payment Record Date an amount equal to the Annual Payment due, if any, in respect of such CVRs held by such Holder; provided that, the Company’s obligations to make any Annual Payment shall terminate in its entirety on the Termination Date;

(ii)  on the Change in Control Payment Date, if any, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee (so designated in writing at least two (2) Business Days prior to the Change in Control Payment Date), an amount equal to the aggregate Change in Control Payment due in respect of the CVRs that are Outstanding as of the close of business in New York City, three (3) Business Days prior to such Change in Control Payment Date (the “Change in Control Payment Record Date”), and the Trustee shall pay to each Holder of record of the CVRs as of the Change in Control Payment Record Date an amount equal to the Change in Control Payment due, if any, in respect of such CVRs held by such Holder; provided that, the Company’s obligations to make any Change in Control Payment shall terminate in its entirety on the Termination Date; and

(iii)  on the Bankruptcy Claim Date, if any, each Holder as of such date shall receive a general unsecured claim in the Company’s bankruptcy in an amount equal to the Bankruptcy Claim in respect of each CVR held by such Holder as of the Bankruptcy Claim Date.

(d)  The Holders of the CVRs, by acceptance thereof, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the Securities.

(e)  Other than in the case of interest on amounts due and payable after the occurrence of an Event of Default, no interest or dividends shall accrue on any amounts payable in respect of the CVRs.

(f)  The CVRs and any interest thereon may be sold, assigned, pledged encumbered or in any manner transferred or disposed of, in whole or in part, only in compliance with applicable United States federal and state securities Laws and, to the extent applicable, in accordance with Section 3.4.

(g)  The Holder of any CVR is not, and shall not be, by virtue thereof, entitled to any rights of a holder of any Voting Securities or other equity security or other ownership interest of the Company or in any of its Affiliates, either at Law or in equity, and the rights of the Holders are limited to those contractual rights expressed in this CVR Agreement.

(h)  Except as provided in this CVR Agreement, none of the Company or any of its Affiliates shall have any right to set-off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s Securities or any CVR Payment or other amount payable to such Holder in respect of such Securities.

(i)  For the avoidance of doubt, (i) prior to the occurrence of the first Payment Date, if any, no amounts shall be owing to Holders pursuant to the terms of this CVR Agreement, (ii) from and after the Bankruptcy Claim Date, the Holders shall have only Bankruptcy Claims and shall not have claims with respect to any CVR Payments, (iii) in no event shall the Holders be entitled to receive both a Change in Control Payment and a Bankruptcy Claim and (iv) in no event shall any further Annual Payments be required following the consummation of a Change in Control (and where a Change in Control Payment is due in accordance with the terms hereof, upon the payment of the Change in Control Payment) or Bankruptcy Claim Date (upon the receipt of the Bankruptcy Claim).

Section 3.2. Registrable Form. The Securities shall be issuable only in registered form. The CVRs shall be issued initially in the form of (a) one or more permanent Global Securities, deposited with the Trustee, as the custodian for The Depository Trust Company, its nominees and successors (the “Depositary”), or (b) one or more Direct Registration Securities. Each Global Security will represent such of the outstanding CVRs as will be specified therein and each shall provide that it represents the aggregate number of outstanding CVRs from time to time endorsed thereon and that the aggregate number of outstanding CVRs represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.

Section 3.3. Execution, Authentication, Delivery and Dating.

(a)  The Global Securities shall be executed on behalf of the Company by the Company’s chief executive officer, any president or vice president or any other individual duly authorized to act on behalf of the Company for such purpose, but need not be attested. The signature of any of these individuals on the Global Securities may be manual or facsimile.

(b)  Global Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Global Securities or did not hold such offices at the date of such Global Securities.

(c)  At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may deliver a Company Order for the authentication, as applicable, and delivery of Securities, and the Trustee, in accordance with such Company Order, shall authenticate, as applicable, and deliver such Securities as provided in this CVR Agreement and not otherwise. In the case of Global Securities, such Company Order shall be accompanied by Global Securities executed by the Company and delivered to the Trustee for authentication in accordance with such Company Order.

(d)  Each Global Security shall be dated the date of its authentication.

(e)  No Global Security shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Global Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this CVR Agreement.

(f)  Direct Registration Securities need not be authenticated, and shall be valid and obligatory for all purposes and shall entitle each Holder thereof to all benefits of this CVR Agreement.

Section 3.4. Registration, Registration of Transfer and Exchange.

(a)  The Company shall cause to be kept at the office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b)  (i)  A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Direct Registration Securities if (A) the Company delivers to the Security Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within one hundred twenty (120) days after the date of such notice from the Depositary, (B) the Company in its sole discretion determines that the Global Securities should be exchanged for Direct Registration Securities and delivers a written notice to such effect to the Security Registrar or (C) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary to issue Direct Registration Securities. Upon the occurrence of either of the preceding events in (A) or (B) above, Direct Registration Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 3.5 hereof. Every Global Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 3.4 or Section 3.5 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Global Security other than as provided in this Section 3.4(b)(i); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 3.4(b)(ii) or (iii) hereof.

(ii)  The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this CVR Agreement and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.4(b)(ii).

(iii)  If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Direct Registration Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Direct Registration Security, then the Security Registrar will cause the aggregate number of CVRs represented by the applicable Global Security to be reduced accordingly pursuant to Section 3.4(b)(vi) hereof, and the Security Registrar will deliver to the Person designated in the instructions a Direct Registration Security in the appropriate number of CVRs. Any Direct Registration Security issued in exchange for a beneficial interest pursuant to this Section 3.4(b)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant.

(iv)  A Holder of a Direct Registration Security may exchange such Direct Registration Security for a beneficial interest in a Global Security or transfer such Direct Registration Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Security Registrar will cancel the applicable Direct Registration Security and increase or cause to be increased the aggregate number of CVRs represented by one of the Global Securities.

(v)  Upon request by a Holder of Direct Registration Securities and such Holder’s compliance with the provisions of this Section 3.4(b)(v), the Security Registrar will register the transfer or exchange of Direct Registration Securities. Prior to such registration of transfer or exchange, the requesting Holder must present to the Security Registrar a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Direct Registration Securities may transfer such Direct Registration Securities to a Person who takes delivery thereof in the form of Direct Registration Securities. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Direct Registration Securities pursuant to the instructions from the Holder thereof.

(vi)  At such time as all beneficial interests in a particular Global Security have been exchanged for Direct Registration Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Security Registrar in accordance with Section 3.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Direct Registration Securities, the aggregate number of CVRs represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

(vii)  (A)  To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities upon receipt of a Company Order in accordance with Section 3.3 hereof or at the Security Registrar’s request.

(B)  No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Direct Registration Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(C)  All Global Securities and Direct Registration Securities issued upon any registration of transfer or exchange of Global Securities or Direct Registration Securities will be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this CVR Agreement, as the Global Securities or Direct Registration Securities surrendered upon such registration of transfer or exchange.

(D)   The Trustee will authenticate Global Securities in accordance with the provisions of Section 3.3 hereof.

Section 3.5. Mutilated, Destroyed, Lost and Stolen Securities.

(a)  If (i)  any mutilated Global Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Global Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Company or the Trustee that such Global Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Trustee shall authenticate, as applicable, and deliver, in exchange for any such mutilated Global Security or in lieu of any such destroyed, lost or stolen Global Security, a new CVR, in the form of either a Global Security or a Direct Registration Security, of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

(b)  In case any such mutilated, destroyed, lost or stolen Global Security has become or is to become finally due and payable within fifteen (15) days, the Company in its discretion may, instead of issuing a new CVR, pay to the Holder of such Security on the applicable Payment Date all amounts due and payable with respect thereto.

(c)  Every new Security issued pursuant to this Section 3.5 in lieu of any destroyed, lost or stolen Global Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Global Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this CVR Agreement equally and proportionately with any and all other Securities duly issued hereunder.

(d)  The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Global Securities.

Section 3.6. Payments with respect to CVRs. Payment of any CVR Payment pursuant to the CVR Agreement shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. The Company may, at its option, pay such amounts by wire transfer or check payable in such money.

Section 3.7. Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.8. Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Global Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Global Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this CVR Agreement. All cancelled Global Securities held by the Trustee shall be destroyed and a certificate of destruction shall be issued by the Trustee to the Company, unless otherwise directed by a Company Order.

Section 3.9. CUSIP Numbers. The Company in issuing the CVRs may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices to the Holders as a convenience to the Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the CVRs or as contained in any notices and that reliance may be placed only on the other identification numbers printed on the CVRs, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4
THE TRUSTEE

Section 4.1. Certain Duties and Responsibilities.

(a)  With respect to the Holders, the Trustee, prior to the occurrence of an Event of Default (as defined in Section 8.1) with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this CVR Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this CVR Agreement.

(c)  No provision of this CVR Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section 4.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this CVR Agreement.

(d)  Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 4.1.

Section 4.2. Certain Rights of Trustee. Subject to the provisions of Section 4.1, including the duty of care that the Trustee is required to exercise upon the occurrence of an Event of Default:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in the document;

(b)  any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c)  whenever in the administration of this CVR Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

(d)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this CVR Agreement at the request or direction of any of the Holders pursuant to this CVR Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the pertinent books and records of the Company, personally or by agent or attorney, as may be reasonably necessary for such inquiry or investigation and in a manner so as to not unreasonably interfere with the normal business operations of the Company or any of its Affiliates; provided, however, that Company shall not be required to provide any books or records to the extent that the provision thereof (i) would, as reasonably determined based on the advice of outside counsel, jeopardize any attorney-client privilege or (ii) would contravene any Law, charter, articles or certificate or organization or incorporation and bylaws or other organization or governing documents, or any contract or agreement to which the Company or any of its Affiliates is subject or bound;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)  the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this CVR Agreement; and

(i)  the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof has been received by such Responsible Officer at the Corporate Trust Office and such notice references the CVRs and this CVR Agreement and the fact that such notice constitutes notification of default or Event of Default.

Section 4.3. Notice of Default. If a default occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of any such default actually known to it as and to the extent applicable and provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 4.3, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

Section 4.4. Not Responsible for Recitals or Issuance of Securities. The Trustee shall not be accountable for the Company’s issuance of or obligations under the Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this CVR Agreement or of the Securities.

Section 4.5. May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.8 and 4.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 4.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Law. The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 4.7. Compensation and Reimbursement. The Company agrees:

(a)  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust);

(b)  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and outside counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, bad faith or willful misconduct; and

(c)  to indemnify the Trustee and each of its agents, officers, directors and employees (each an “indemnitee”) for, and to hold it harmless against, any loss, liability or reasonable and documented out-of-pocket expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents and outside counsel) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable and documented out-of-pocket costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company’s payment obligations pursuant to this Section 4.7 shall survive the termination of this CVR Agreement.

Section 4.8. Disqualification; Conflicting Interests.

(a)  If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this CVR Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement.

(b)  If the Trustee fails to comply with Section 4.8(a), the Trustee shall, within ten (10) days of the expiration of such ninety (90) day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this CVR Agreement.

(c)  If the Trustee fails to comply with Section 4.8(a) after written request therefor by the Company or any Holder, then any Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 4.9. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which satisfies the applicable requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act and has a combined capital and surplus of at least one hundred million dollars ($100,000,000). If such corporation publishes reports of condition at least annually, pursuant to Law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 4.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 4.

Section 4.10. Resignation and Removal; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 4 shall become effective until the acceptance of appointment by the successor Trustee under Section 4.11.

(b)  The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by an Act of the Majority Holders, delivered to the Trustee and to the Company.

(d)  If at any time:

(i)  the Trustee shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or

(ii)  the Trustee shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)  the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Company, by a Board Resolution or an action of the chief executive officer of the Company, may remove the Trustee, or (B) the Holder of any Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution or an action of the chief executive officer of the Company, shall promptly appoint a successor Trustee. If, within one year after any removal by the Majority Holders, a successor Trustee shall be appointed by an Act of the Majority Holders delivered to the Company and the retiring Trustee, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Majority Holders and accepted appointment within sixty (60) days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, or otherwise delivering such written notice to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Trustee, it shall not be a default hereunder but the successor Trustee shall cause the notice to be mailed or otherwise delivered at the expense of the Company.

Section 4.11. Acceptance of Appointment of Successor.

(a)  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 4.

Section 4.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 4, without the execution or filing of any paper or any further act on the part of any of the Parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, sale or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this CVR Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 4.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 5
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE AND COMPANY

Section 5.1. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) promptly after the issuance of the Securities, and semi-annually thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a recent date, and (b) at such times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that if and for so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 5.2. Preservation of Information; Communications to Holders.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b)  The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c)  Every Holder, by receiving and holding Securities, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of Law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable), regardless of the source from which such information was derived.

Section 5.3. Reports by Trustee.

(a)  Within sixty (60) days after December 31 of each year commencing with the December 31 following the date of this CVR Agreement, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this CVR Agreement as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable. The Trustee shall also transmit by mail or otherwise deliver all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b)  A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and also with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 5.4. Reports by Company. The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.

ARTICLE 6
AMENDMENTS

Section 6.1. Amendments Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

(a)  to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b)  to evidence the succession of another Person to the Company, and the assumption by any such successor of any obligations pursuant to Article 9 hereof;

(c)  to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this CVR Agreement as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Majority Holders to waive such an Event of Default;

(d)  to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided, that such provisions shall not materially reduce the benefits of this CVR Agreement or the Securities to the Holders;

(e)  to make any other provisions with respect to matters or questions arising under this CVR Agreement; provided, that such provisions shall not adversely affect in any material respect the interests of the Holders;

(f)  to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

(g)  to make any other change that does not adversely affect in any material respect the interests of the Holders.

Section 6.2. Amendments with Consent of Holders. With the consent of the Majority Holders (including any consent obtained in connection with a tender offer or exchange for, or purchase of, the CVRs), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution or the chief executive officer of the Company) and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or to the Securities or of modifying in any manner the rights of the Holders under this CVR Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)  (i) modify in a manner adverse in any material respect to the Holders the time for payment or (ii) modify in a manner adverse to the Holders the amount of any CVR Payment;

(b)  reduce the number of CVRs, the consent of whose Holders is required for any such amendment; or

(c)  modify any of the provisions of this Section 6.2, except to increase the percentage of Holders from whom consent or approval is required or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the each Holder affected thereby.

It shall not be necessary for any Act of Holders under this Section 6.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 6.3. Execution of Amendments. In executing any amendment permitted by this Article 6, the Trustee (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel or Officer’s Certificate stating that the execution of such amendment is authorized or permitted by this CVR Agreement. The Trustee shall execute any amendment authorized pursuant to this Article 6 if the amendment does not adversely affect the Trustee’s own rights, duties or immunities under this CVR Agreement or otherwise. Otherwise, the Trustee may, but need not, execute such amendment.

Section 6.4. Effect of Amendments. Upon the execution of any amendment under this Article 6, this CVR Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated, as applicable, and delivered hereunder shall be bound thereby.

Section 6.5. Conformity with Trust Indenture Act. Every amendment executed pursuant to this Article 6 shall conform to the applicable requirements of the Trust Indenture Act, if any.

Section 6.6. Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. Global Securities authenticated and delivered after the execution of any amendment pursuant to this Article 6 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee, on the one hand, and the Board of Directors or the chief executive officer of the Company, on the other hand, to any such amendment may be prepared and executed by the Company, as applicable, and authenticated, as applicable, and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

ARTICLE 7
COVENANTS

Section 7.1. Payment of Amounts, if any, to Holders. The Company will duly and punctually pay the amounts, if any, due on the Securities in accordance with the terms of the Securities and this CVR Agreement. Such amounts shall be considered paid on the applicable Payment Date if, on or prior to such Payment Date, the Company makes, or causes to be made, the payment required pursuant to subclauses (i) or (ii) of Section 3.1(c) of this CVR Agreement. Notwithstanding any other provision of this CVR Agreement, the Company or any of its Affiliates, the Trustee or the Paying Agent, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this CVR Agreement to any Person, such amounts as are required to be deducted and withheld therefrom under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Company or any of its Affiliates, the Trustee or the Paying Agent, such deducted and withheld amounts shall be (a) paid over to the applicable Governmental Entity in accordance with applicable Law and (b) treated for all purposes of this CVR Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Company or any of its Affiliates, the Trustee or the Paying Agent, as the case may be. The consent of the Holders shall not be required for any such withholding.

Section 7.2. Maintenance of Office or Agency.

(a)  As long as any of the Securities remain Outstanding, the Company will maintain an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the Securities and this CVR Agreement may be served. The office or agency of the Trustee at 6201 15th Avenue, Brooklyn, New York 11219 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the commingling of funds. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)  The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain at least one office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 7.3. Money for Security Payments to Be Held in Trust.

(a)  If the Company or any of its Subsidiaries shall at any time act as the Paying Agent, it will, on or before a Payment Date, segregate and hold in trust for the benefit of the Holders all sums held by such Paying Agent for payment on the Securities until such sums shall be paid to the Holders as herein provided, and will promptly notify the Trustee of any default by the Company in making payment on the Securities.

(b)  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before a Payment Date, deposit with the Paying Agent(s) a sum in same day funds sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

(c)  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.3, that (i) such Paying Agent will hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Trustee of the sums so held and (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

(d)  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one year after the applicable Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a general unsecured creditor (subject to Article 10), look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

Section 7.4. Listing of CVRs. The Company hereby covenants and agrees to work in good faith to cause the Securities to be approved for listing (subject to notice of issuance) for trading on the NASDAQ Global Market or other national securities exchange.

Section 7.5. Non-Use of Name. Neither the Trustee nor the Holders shall use the name, trademark, trade name, or logo of the Company, its Affiliates or their respective employees, agents or representatives in any publicity or news release relating to this CVR Agreement or its subject matter, without the prior express written permission of the Company.

ARTICLE 8
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 8.1. Event of Default Defined; Waiver of Default. “Event of Default”, with respect to the Securities, means each one of the following events, which shall have occurred and be continuing:

(a)  default in the payment by the Company pursuant to the terms of this CVR Agreement of all or any part of any CVR Payment after a period of ten (10) Business Days after such CVR Payment shall become due and payable on the applicable Payment Date; or

(b)  material default in the performance, or breach in any material respect, of any covenant in respect of the Securities (other than a covenant in respect of the Securities, a default in the performance or breach of which is elsewhere in this Section 8.1 specifically dealt with), and continuance of such default or breach for a period of ninety (90) days after there has been given by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Majority Holders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

If an Event of Default described above occurs and is continuing, then, and in each and every such case, either the Trustee by notice in writing to the Company or the Trustee upon the written request of the Majority Holders by notice in writing to the Company (and to the Trustee if given by the Majority Holders), may bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable.

The foregoing provisions of this Section 8.1, however, are subject to the condition that if, at any time after the Trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made by the Trustee, and if any and all Events of Default under this CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Majority Holders, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Securities, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereof.

Section 8.2. Collection by the Trustee; the Trustee May Prove Payment Obligations. The Company covenants that in case default shall be made in the payment of all or any part of the Securities when the same shall have become due and payable, whether at a Payment Date or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all Securities; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by Law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In any judicial proceedings relative to the Company or other obligor upon the Securities, irrespective of whether any amount is then due and payable with respect to the Securities, the Trustee is authorized:

(a)  to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

(b)  unless prohibited by and only to the extent required by applicable Law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

(c)  to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this CVR Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this CVR Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 8.3. Application of Proceeds. Any monies collected by the Trustee pursuant to this Article 8 in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7;

SECOND: To the payment of the whole amount then owing and unpaid upon all the Securities, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 8.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this CVR Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to enforce any other legal or equitable right vested in the Trustee by this CVR Agreement or by Law.

Section 8.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 8.6. Limitations on Suits by Holders. Subject to the rights of the Holders under Section 8.7, no Holder of any Security shall have any right, by virtue or by availing of any provision of this CVR Agreement, to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Majority Holders also shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for thirty (30) days after receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of the Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this CVR Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this CVR Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities. For the protection and enforcement of the provisions of this Section 8.6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at Law or in equity.

Section 8.7. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this CVR Agreement and any provision of any Security, but subject to Article 10, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a)  Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b)  No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by Law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 8.9. Control by Holders.

(a)  The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to the Securities by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this CVR Agreement; and provided further that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction.

(b)  Nothing in this CVR Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 8.10. Waiver of Past Defaults.

(a)  In the case of a default or an Event of Default specified in clause (b) of Section 8.1, the Majority Holders may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(b)  Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.11. The Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall mail or otherwise deliver to the Holders, as the names and addresses of such Holders appear on the Security Register (as provided under Section 313(c) of the Trust Indenture Act, if applicable), written notice of all defaults which have occurred and are known to the Trustee, such notice to be transmitted within ninety (90) days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section 8.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and for so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; provided further, that in the case of any breach of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof.

Section 8.12. Right of Court to Require Filing of Undertaking to Pay Costs. All Parties to this CVR Agreement agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the reasonable and documented out-of-pocket costs of such suit, and that such court may in its discretion assess reasonable and documented out-of-pocket costs, including reasonable and documented out-of-pocket attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 8.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.

ARTICLE 9
CONSOLIDATION OR MERGER

Section 9.1. Company May Consolidate or Merge on Certain Terms. Subject to the provisions of Section 1.16, the Company covenants that it will not consolidate or merge with or into any other Person unless (a) the Company shall be the continuing Person or (b) the successor Person shall expressly assume, by an instrument supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual performance and observance of all covenants and conditions of this CVR Agreement to be performed by the Company.

Section 9.2. Successor Person Substituted.

(a)  In case of any consolidation or merger and, following such, assumption by the successor Person pursuant to Section 9.1, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name (or, if it is the successor to the Company, in the name of the Company prior to such succession) any or all of the Securities issuable hereunder, in the case of Global Securities, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this CVR Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this CVR Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this CVR Agreement as though all of such Securities had been issued at the date of the execution hereof.

(b)  In case of any such consolidation or merger and, following such, assumption by the successor Person pursuant to Section 9.1, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c)  In the event of any such consolidation or merger and following such, assumption by the successor Person pursuant to Section 9.1, the Company or any Person which shall theretofore have become such in the manner described in this Article 9 shall be discharged from all obligations and covenants under this CVR Agreement and the Securities and may be liquidated and dissolved.

Section 9.3. Officer’s Certificate to the Trustee. The Trustee, subject to the provisions of Sections 4.1 and 4.2, shall receive an Officer’s Certificate, prepared in accordance with Section 1.2 and Section 1.3, as conclusive evidence that any such consolidation or merger, and any such assumption, complies with the applicable provisions of this CVR Agreement, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement complies with this Article 9 and that there has been compliance with all conditions precedent herein provided for or relating to such transaction.

Section 9.4. Successors and Assigns. All covenants, provisions and agreements in this CVR Agreement by or for the benefit of the Company, the Trustee or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

ARTICLE 10
SUBORDINATION

Section 10.1. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security hereunder agrees, that the CVR Payments, the Bankruptcy Claims and all other obligations under this CVR Agreement and the Securities and any rights or claims relating thereto (collectively, the “Junior Obligations”) are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Obligations of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Obligations.

Section 10.2. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(a)  holders of Senior Obligations will be entitled to receive payment in full in cash of all Senior Obligations of the Company before the Holders will be entitled to receive any payment of any kind with respect to the Junior Obligations; and

(b)  until all Senior Obligations of the Company (as provided in clause (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Obligations of the Company, as their interests may appear.

Section 10.3. Default on Senior Obligations. The Company shall not be required to (and may not) make any payment or distribution to any Holder in respect of Junior Obligations or acquire from any Holder for cash or property any Junior Obligations:

(a)  if any default on any Senior Obligations exceeding one million dollars ($1,000,000) in aggregate principal amount would occur as a result of such payment, distribution or acquisition;

(b)  during the continuance of any payment default in respect of any Senior Obligations exceeding one million dollars ($1,000,000) in aggregate principal amount (after expiration of any applicable grace period);

(c)  if the maturity of any Senior Obligations representing more than one million dollars ($1,000,000) in aggregate principal amount is accelerated in accordance with its terms and such acceleration has not been rescinded; or

(d)  following the occurrence of any default (other than a payment default, and after the expiration of any applicable grace period) with respect to any Senior Obligations with an aggregate principal amount of more than one million dollars ($1,000,000), the effect of which is to permit the holders of such Senior Obligations (or a trustee or agent acting on their behalf) to cause, with the giving of notice if required, the maturity of such Senior Obligations to be accelerated, for a period commencing upon the receipt by the Trustee (with a copy to the Company) of a written notice of such default from the representative of the holders of such Senior Obligations and ending when such Senior Obligations are paid in full in cash or, if earlier, when such default is cured or waived.

Section 10.4. When Distribution Must Be Paid Over.

(a)  In the event that the Trustee or any Holder receives any payment of any Junior Obligations at a time when such payment is prohibited by this Article 10, such payment will be held by the Trustee or such Holder in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to the holders of Senior Obligations of the Company as their interests may appear or their representative under the agreement, indenture or other document (if any) pursuant to which such Senior Obligations may have been issued, as their respective interests may appear, for application to the payment of all such Senior Obligations remaining unpaid to the extent necessary to pay such Senior Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations.

(b)  Any amount received by any Holder as a result of direct or indirect credit support for the Junior Obligations from any Affiliate of the Company shall be treated as payments received by such Holder from the Company that are subject to the provisions of this Article 10.

(c)  With respect to the holders of Senior Obligations, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Obligations will be read into this CVR Agreement against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Obligations, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Obligations are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.5. Notice by Company. The Company will promptly notify the Trustee of any facts known to the Company that would cause a payment of any Junior Obligations to violate this Article 10, but failure to give such notice will not affect the subordination of the Junior Obligations to the Senior Obligations as provided in this Article 10.

Section 10.6. Subordination Effective Notwithstanding Deficiencies with Respect to Senior Obligations; Waiver of Right to Contest Senior Obligation; Reinstatement of Subordination Provisions.

(a)  The Holders hereby agree that subordination provisions contained in this Article 10 are unconditional, irrespective of the validity, regularity or enforceability of the Senior Obligations, the absence of any action to enforce the same, any waiver or consent by any holder of Senior Obligations with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense. Without limiting the foregoing, and notwithstanding anything to the contrary contained elsewhere in this CVR Agreement, in the event that the amount of Senior Obligations are reduced or diminished for any reason (other than as a result of the payment in cash thereof), whether because of the applicability of fraudulent conveyance or other applicable Laws, or any other invalidity or limitation on the amount of Senior Obligations, the subordination provisions thereof shall apply to the full amount of Senior Obligations (without giving effect to any reduction, invalidity or diminution thereof), and the turnover provisions hereunder shall be fully enforceable with respect to the full amount of Senior Obligations (without giving effect to any such reduction, invalidity or diminution thereof), even if the effect thereof is that there will be no (or a limited amount of) Senior Obligations to which the Junior Obligations are subrogated after the payment in full in cash of any of the remaining Senior Obligations (without giving effect to any reductions, invalidity or diminution thereof, except for reductions as a result of payments thereof in cash).

(b)  The Trustee and the Holders agree that they shall not (and hereby waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, as now and hereinafter in effect, or any successor statute or under any other state or federal bankruptcy or insolvency Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief), the validity or enforceability of the Senior Obligations.

(c)  If any payment made or in respect of the Senior Obligations must be disgorged or returned for any reason, the Senior Obligations shall be reinstated hereunder and for all purposes of this Article 10 (including the turnover provisions hereof) such payment shall be deemed to have never been made with respect to the Senior Obligations.

Section 10.7. Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Obligations. Nothing in this CVR Agreement will (a) impair, as between the Company and Holders, the obligations of the Company under this CVR Agreement and the Securities or (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Obligations. If the Company fails because of this Article 10 to pay any amounts due in respect of the Securities on a Payment Date in violation of Section 8.1, such failure is still an Event of Default.

Section 10.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Obligations to enforce the subordination of the Junior Obligations may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this CVR Agreement.

Section 10.9. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Obligations, the distribution may be made and the notice given to such holders’ representatives in accordance with the terms of the instrument or other agreement governing such Senior Obligations. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Obligations and other obligations of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.10. Rights of the Trustee. Notwithstanding the provisions of this Article 10 or any other provision of this CVR Agreement, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Securities, unless the Trustee has received at its Corporate Trust Office at least one (1) Business Day prior to the date of such payment written notice of facts that would cause the payment of any Junior Obligations to violate this Article 10. Only the Company or a representative of Senior Obligations may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 4.7. The Trustee in its individual or any other capacity may hold Senior Obligations with the same rights it would have if it were not the Trustee.

Section 10.11. Authorization to Effect Subordination. Each Holder, by the Holder’s acceptance of the Securities, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee (or any other Person acting on behalf of and at the direction of the Majority Holders) does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.2 hereof at least thirty (30) days before the expiration of the time to file such claim, the representatives of the Senior Obligations are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

AKORN, INC.

By:	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Executive Vice President, General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as the Trustee

By:	/s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

[Signature Page to CVR Agreement]

ANNEX A

EXAMPLE CALCULATIONS OF EBITDA, EXCESS EBITDA AND ANNUAL PAYMENT (1)

(dollars in millions)

		For the Twelve Months Ended December 31,
		2018	20XX	20XX
Calculation of EBITDA:
Net income (loss)		$(402)	$158	$208
plus:	Interest expense, net	46	46	46
minus:	Income tax benefit	(36)	(36)	(36)
plus:	Depreciation expense	29	29	29
plus:	Amortization expense	53	53	53
EBITDA		$(309)	$250	$300

Calculation of Excess EBITDA:
Total short-term and long-term debt		$820	$820	$820
plus:	Deferred financing costs	12	12	12
minus:	Unrestricted cash and cash equivalents	(225)	(225)	(225)
plus:	Minimum cash	100	100	100
Net Debt		$707	$707	$707

Excess EBITDA denominator		3.0	3.0	3.0

Excess EBITDA threshold		$236	$236	$236

EBITDA		$(309)	$250	$300
minus:	Excess EBITDA threshold	(236)	(236)	(236)
Excess EBITDA		$0	$15	$65

Calculation of Annual Payment:
Excess EBITDA		$0	$15	$65
multiplied by: Payment percentage		33.3%	33.3%	33.3%
Annual Payment before adjustment for Annual Payment Cap		$0	$5	$22

Annual Payment Cap		$12	$12	$12

Aggregate Annual Payment (2)		$0	$5	$12

(1)	Calculations for the twelve (12) months ended December 31, 2018 are based on financial information reported in the Company’s annual report on Form 10-K for such fiscal year. The other calculations are illustrative figures selected solely for the purpose of illustrating Annual Payment calculations that are above and below the Annual Payment Cap.

(2)	Pursuant to the definition of “Annual Payment” in Section 1.1, this amount will be divided by the Initial CVR Settlement Amount to determine the payments in respect of each Outstanding CVR.

A-1

ANNEX B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE CONTINGENT VALUE RIGHTS AGREEMENT (THE “CVR AGREEMENT”) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DIRECT REGISTRATION FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AKORN, INC.

No.	Certificate for	Contingent Value Rights
CUSIP	[________]

This certifies that __________, or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs” or “Securities”) set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from Akorn, Inc., a Louisiana corporation (the “Company”), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof. Such payments shall be made by the Company on the applicable Payment Date, as defined in the CVR Agreement referred to on the reverse hereof, in accordance with the terms of the CVR Agreement.

Payment of any amounts pursuant to this CVR certificate shall be made only to the registered Holder (as defined in the CVR Agreement) of this CVR certificate. Such payment shall be made at the office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that the Company may pay such amounts by wire transfer or check payable in such money. American Stock Transfer & Trust Company, LLC has been initially appointed as Paying Agent at its office or agency in 6201 15th Avenue, Brooklyn, New York 11219.

Reference is hereby made to the further provisions of this CVR certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [         ]

By:
Name:
Title:

[Form of Reverse of CVR certificate]

1. This CVR certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of April 1, 2020 (the “CVR Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee,” which term includes any successor Trustee under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR certificate consents by acceptance hereof. The CVR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. All capitalized terms used in this CVR certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement. Copies of the CVR Agreement can be obtained by contacting the Trustee.

2. On each Payment Date, if any, the Company shall make the payments required by Section 3.1(c)(i) or (ii), as applicable, of the CVR Agreement.

3. In the event of any conflict between this CVR certificate and the CVR Agreement, the CVR Agreement shall govern and prevail.

4. Each CVR Payment, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that such amounts may be paid by check or wire transfer payable in such money. American Stock Transfer & Trust Company, LLC has been initially appointed as Paying Agent at its office or agency in 6201 15th Avenue, Brooklyn, New York 11219.

5. If an Event of Default occurs and is continuing, either the Trustee may or the Majority Holders, by notice to the Company and to the Trustee, may bring suit in accordance with the terms and conditions of the CVR Agreement to protect the rights of the Holders, including to obtain payment of all amounts then due and payable.

6. The CVR Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of CVRs under the CVR Agreement at any time by the Company and the Trustee with the consent of the Majority Holders of the CVRs at the time outstanding.

7. No reference herein to the CVR Agreement and no provision of this CVR certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, herein prescribed.

8. Each CVR Payment or any other right, claim or payment of any kind under this CVR certificate, if any, shall be subordinated in right of payment, as set forth in Article 10 of the CVR Agreement, to the prior payment in full in cash of all Senior Obligations whether outstanding on the date of the CVR Agreement or thereafter incurred.

9. As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR certificate is registrable on the Security Register, upon surrender of this CVR certificate for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new CVR certificates or Direct Registration Securities, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219 as the office for registration of transfer of this CVR certificate.

10. As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR certificate is exchangeable for one or more CVR certificates or Direct Registration Securities representing the same number of CVRs as represented by this CVR certificate as requested by the Holder surrendering the same.

11. No service charge will be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

12. Prior to the time of due presentment of this CVR certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

13. Neither the Company nor the Trustee has any duty or obligation to the holder of this CVR certificate, except as expressly set forth herein or in the CVR Agreement.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities referred to in the within-mentioned CVR Agreement.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as the Trustee

Dated: [         ]

By:
Authorized Signatory

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